UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 30, 2010, Chemtura Corporation (“Chemtura” or the “Company”) filed a motion with the Bankruptcy Court seeking, among other things, approval to enter into documentation with lenders regarding financing facilities that will fund its emergence from Chapter 11 (the “Exit Financing Facilities”).  The Exit Financing Facilities documentation comprised, among other things (i) a commitment letter for a $275 million senior asset-based revolving credit facility (the “Senior Asset-Based Facility”); (ii) an engagement letter to arrange for Chemtura a senior term loan facility (the “Term Loan Facility”) and a purchase agreement for an offering of senior notes of Chemtura (the “Senior Notes”), in the combined principal amount for both the Term Loan Facility and the Senior Notes of $750 million; and (iii) Amendment No. 2 to the Amended and Restated DIP Credit Agreement (the “A&R DIP Credit Agreement” or “A&R DIP Credit Facility”).  On August 9, 2010, the Bankruptcy Court approved the Exit Financing Facilities and Amendment No. 2 to the A&R DIP Credit Agreement.  On August 11, 2010, Chemtura entered into the commitment letter and engagement letter with Bank of America, N.A., Banc of America Securities LLC, Wells Fargo Capital Finance, LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Bank PLC, Barclays Capital, the investment banking division of Barclays Bank, and Goldman Sachs Lending Partners LLC (collectively, the “Exit Financing Sources”) for the Senior Asset-Based Facility and Term Loan Facility.  On that same date, Chemtura also entered into Amendment No. 2 to the A&R DIP Credit Agreement with Citibank, N.A. and the other lenders party thereto.

Amendment No. 2 to the A&R DIP Credit Agreement

Amendment No. 2 to the A&R Credit Agreement permits the Debtors to enter into the Exit Financing Facilities documentation described above and consummate the transactions contemplated therein, including paying related fees and expenses.  Amendment No. 2 also permits the Debtors to launch the Senior Notes offering and have the proceeds of the Senior Notes, together with the proceeds from the Term Loan Facility, funded into escrow before confirmation of a plan of reorganization (the “Plan”).  The Plan confirmation hearing is scheduled to begin on September 16, 2010.

Senior Asset-Based Facility

Under the Senior Asset-Based Facility, subject to the conditions set forth in the commitment letter, the lenders are expected to provide a five-year revolving facility in the amount of $275 million (the “Facility Amount”), subject to availability under a borrowing base (with a $125 million letter of credit sub-facility).  The Senior Asset-Based Facility is anticipated to have capacity for Chemtura to increase the Facility Amount to $400 million.  The revolving loans under the Senior Asset-Based Facility will be denominated in U.S. dollars and will bear interest at a rate per annum which, at Chemtura’s option, can be either: (a) a base rate (the highest of (i) Bank of America, N.A.’s “prime rate,” (ii) the Federal Funds Effective Rate plus 1/2 of 1% and (iii) the one-month LIBO Rate plus 1.00%) plus a margin of between 2.25% and 1.75% based on the average excess availability under the Senior Asset-Based Facility for the preceding fiscal quarter; or (b) the current reserve adjusted LIBO rate plus a margin of between 3.25% and 2.75% based on the average excess availability under the Senior Asset-Based Facility for the preceding fiscal quarter.

Chemtura’s obligations under the Senior Asset-Based Facility will be secured by a first priority lien on substantially all existing and future inventory and accounts receivable, and certain assets relating to such inventory and accounts receivable, and  deposit accounts, of Chemtura and the other guarantors of the Senior Asset-Based Facility, subject to certain exceptions to be set forth in the definitive documentation for the Senior Asset-Based Facility (the “Senior Asset-Based Collateral”), and a second priority lien on the Term Loan Facility Collateral (defined below).  The Exit Financing Sources will receive customary fees in respect of the Senior Asset-Based Facility.

The proceeds of the revolving loans under the Senior Asset-Based Facility will be used to refinance in part Chemtura’s existing $450 million A&R DIP Credit Facility and for working capital and general corporate purposes and activities.  A definitive agreement with respect to the Senior Asset-Based Facility is expected to be entered into at the time the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied.

Term Loan Facility

Under the Term Loan Facility, subject to the conditions set forth in the engagement letter, the lenders are expected to provide for borrowings in an aggregate principal amount of $300 million.  The Term Loan Facility is anticipated to be a six year facility and bear interest at a rate per annum which, at Chemtura’s option, can be either: (a) a base rate (the highest of (i) Bank of America, N.A.’s “prime rate,” (ii) the Federal Funds Effective Rate plus 1/2 of 1% and (iii) the one-month LIBO Rate plus 1.00%) plus an applicable margin; or (b) the current reserve adjusted LIBO rate plus an applicable margin.  Chemtura’s obligations under the Term Loan Facility will be secured by a first priority lien on substantially all existing and future tangible and intangible assets of Chemtura and the other guarantors of the Term Loan Facility not constituting Senior Asset-Based Collateral, including, among other things, equipment, real property and capital stock of certain direct subsidiaries of Chemtura and the other guarantors of the Term Loan Facility, subject to certain exceptions to be set forth in the definitive documentation for the Term Loan Facility (the “Term Loan Facility Collateral”), and a second priority lien on the Senior Asset-Based Collateral.  The Exit Financing Sources will receive customary fees in respect of the Term Loan Facility.

If a definitive agreement is entered into with respect to the Term Loan Facility, the net proceeds will be deposited into an escrow account until the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied.  The net proceeds under the Term Loan Facility, upon such release from the escrow account, will be used to refinance Chemtura’s existing $450 million A&R DIP Credit Facility and to fund Chemtura’s emergence from Chapter 11 as provided in the Plan.

Item 8.01  Other Events

Lindane is a pesticide that was first registered in Canada in 1938.  Chemtura’s predecessor companies developed and registered in Canada lindane-based products.  In 2005, Chemtura commenced an arbitration against the Government of Canada pursuant to Article 3 of the United Nations Commission on International Trade Law Arbitration Rules for alleged violations of the North American Free Trade Agreement (“NAFTA”) relating to Chemtura’s lindane registrations in Canada.  Chemtura sought approximately $78 million in damages including interest.  On August 2, 2010, the arbitration tribunal issued a decision denying the relief requested by Chemtura and awarding the Government of Canada $3 million in costs and attorneys’ fees.

Forward Looking Statements

This report includes forward-looking statements.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•
the ability to complete a restructuring of our balance sheet including the entry into definitive agreements for the term loan facility and senior asset based facility and satisfaction of any conditions precedent to funding set forth therein;

•	the ability to have the Bankruptcy Court approve motions required to sustain operations during the Chapter 11 cases;

•	the uncertainties of the Chapter 11 cases, including the potential adverse impact on our operations, management, employees and the response of our customers;

•	our estimates of the cost to settle proofs of claim presented in the Chapter 11 cases;

•	the ability to confirm and consummate the plan of reorganization filed by the Company;

•	the ability to be compliant with our debt covenants or obtain necessary waivers and amendments;

•	the ability to reduce our indebtedness levels;

•	the cyclical nature of the global chemicals industry and impact of general economic conditions;

•	significant international operations and interests;

•	the ability to obtain increases in selling prices to offset increases in raw material and energy costs;

•	the ability to retain sales volumes in the event of increasing selling prices;

•	the ability to absorb fixed cost overhead in the event of lower volumes;

•	underfunded pension and other post-retirement benefit plan liabilities and underlying assumptions;

•	the ability to improve profitability in our Industrial Engineered Products segment as the general economy recovers from the recession;

•	the ability to implement the El Dorado, Arkansas restructuring program;

•	the ability to comply with product registration requirements under European Union REACh legislation;

•	the ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;

•	the ability to restore profitability in our Chemtura AgroSolutionsTM segment as demand conditions recover in the agrochemical market;

•	disease and pest conditions, as well as local, regional, regulatory and economic conditions, which could adversely affect the profitability of our Chemtura AgroSolutionsTM segment;

•	the ability to sell methyl bromide due to regulatory restrictions;

•	changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Chemtura AgroSolutionsTM segments;

•	changes in the availability and/or quality of our energy and raw materials;

•	the ability to collect our outstanding receivables;

•	changes in interest rates and foreign currency exchange rates;

•	changes in technology, market demand and customer requirements;

•	the enactment of more stringent U.S. and international environmental laws and regulations;

•	the ability to realize expected cost savings under our restructuring plans, and lean manufacturing initiatives;

•	the ability to recover our deferred tax assets;

•	the ability to support the goodwill and long-lived assets related to our businesses; and

•	other factors described under “Risk Factors” in our periodic reports.

These statements are based on our estimates and assumptions and on currently available information.  The forward-looking statements include information concerning our possible or assumed future outcomes, and actual outcomes may differ significantly from those discussed.  Forward-looking information is intended to reflect opinions as of the date this report was filed.  We undertake no duty to update any forward-looking statements to conform the statements to actual outcomes.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Robert J. Cicero Name: Robert J. Cicero Title: Assistant Secretary

Date:	August 12, 2010